                                                                    EXHIBIT 4.12

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFEROR, HAS AN INTEREST HEREIN.

                  THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                            REGISTERED
No.-1-                                                              $100,000,000
CUSIP: 585515 AD 1                                           [x] GLOBAL SECURITY

                           MELLON FUNDING CORPORATION
                         5% SUBORDINATED NOTES DUE 2014

                  Mellon Funding Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on December 1, 2014, and to pay interest thereon from June 1, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 2003, at the rate of 5% per annum, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 5% per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable in whole for definitive Securities of this series in registered form ("Registered Securities") of like tenor and of an equal aggregate principal amount only if (i) the Depositary notifies the Company that it is unwilling or unable or no longer qualifies to continue as Depositary for this Global Security and the Company does not appoint another institution to act as Depositary, (ii) the Company executes and delivers to the Trustee a Company Order providing that this Global Security shall be exchangeable for definitive Registered Securities or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Global Security is a part. In the event this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Registered Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of U.S. $1,000 and integral multiples thereof; provided that, in the case of clauses (ii) and (iii) above, definitive Registered Securities of this series will be issued in exchange for this Global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

                  If this Security is a Global Security, except as provided in the next paragraph, no beneficial owner of any portion of this Global Security shall be entitled to receive payment of accrued interest hereon until this Global Security has been exchanged for one or more definitive Registered Securities of this series, as provided herein and in the Indenture.

                  If this Security is a Global Security and if a definitive Registered Security or Registered Securities of this series are issued in exchange for this Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the related Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest or interest on Defaulted Interest, as the case may be, accrued interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this Global Security on such Regular Record Date or Special Record Date, as the case may be.

                  If this Security is a Global Security, payment of the principal of and any premium or interest hereon will be made on each Interest Payment Date and at the Maturity Date, as the case may be, by the Trustee by wire transfer of immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to an account of the registered Holder hereof at the Federal Reserve Bank of New York, provided, that, payment at the Maturity Date hereof shall be made against presentation of this Security at the office of the Trustee, currently located at 1 Bank One Plaza, Chicago, IL 60670.

                  If this Security is not a Global Security, (i) the principal of and any interest and premium hereon payable at the Maturity Date hereof will be paid in immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against presentation of this Security at the aforementioned office of the Trustee, and (ii) all interest payments hereon other than interest due at the Maturity Date hereof will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided herein, provided, that Holders of $10,000,000 or more in aggregate principal amount of Securities of this series shall be entitled to receive such payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 16 days prior to the applicable Interest Payment Date.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Security is not a deposit and is not insured by any federal agency.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature, neither this Security nor the Guarantee endorsed hereon shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                           MELLON FUNDING CORPORATION

                                           By: /S/ MICHAEL A. BRYSON
                                               Name:  Michael A. Bryson
                                               Title: President & Chief
                                                      Executive Officer

Attest:

/S/ MICHAEL J. BAKER

Secretary

Dated: June 19, 2003

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated herein referred to
in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, N.A.
    as Trustee

By:   /S/ LAWRENCE DILLARD
   -------------------------
      Authorized Officer

                  This Security is one of a duly authorized series of Securities of the Company (herein called the "Securities"), of the series hereinafter specified, issued and to be issued under an Indenture, dated as of June 12, 2000, as supplemented by the First Supplemental Indenture, dated as of April 30, 2001 (herein called the "Indenture"), among the Company, the Guarantor and Bank One Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Holders of the Senior Indebtedness of the Company and the Guarantor and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in different series, as in the Indenture provided. This Security is one of the series designated on the face hereof, issued under and entitled to the benefits of the Indenture and issued in an aggregate principal amount of $100,000,000.

                  The Securities of this series are redeemable at the option of the Company, upon not less than 30 days nor more than 60 days' notice by mail, at any time, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments on this Security, discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 20 basis points. In either case, the Redemption Price shall also include interest accrued to the date of redemption on the principal balance of this Security to be redeemed.

                  "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the second Business Day immediately preceding the redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an independent investment banking firm that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. The term "independent investment banking firm" means one of the Reference Treasury Dealers that the Company appoints.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Reference Treasury Dealer" means each of Credit Suisse First Boston LLC (and its successors), and any three other nationally recognized investment banking firms that the Company shall appoint from time to time that are primary dealers of U.S. government securities in New York City (each, a "Reference Treasury Dealer"). If any of the firms named in the preceding sentence ceases to be a primary dealer of U.S. government securities in New York City, the Company shall appoint another nationally recognized investment banking firm as a substitute.

                  "Reference Treasury Dealer Quotation" means, with respect to any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by a Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding that redemption date. The Trustee shall seek Reference Treasury Dealer Quotations in respect of any Redemption Date from each of the then-existing Reference Treasury Dealers.

                  "Remaining Scheduled Payments" means, with respect to each Security being redeemed, the remaining scheduled payments of principal and interest on that Security that would be due after the related Redemption Date but for the redemption. If, however, the Redemption Date is not an Interest Payment Date with respect to that Security, the amount of the next succeeding scheduled interest payment on that Security that would have been due will be deemed reduced by the amount of interest accrued on the Security to the redemption date.

                  The Company reserves the right from time to time, without notice to or the consent of the Holders of the Securities, to create and issue further notes ranking equally and ratably with the Securities in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further securities. Any further securities will be consolidated and form a single series with the Securities and will have the same terms as to status, redemption or otherwise as the Securities. Any further securities may be issued pursuant to a resolution of the board of directors of the Company, a supplement to the Indenture, or under an officers' certificate pursuant to the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest on the Securities of this series shall terminate.

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  The Guarantor, or a Subsidiary thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, in the place referred to on the face hereof, where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor and the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM -- as tenants in common

                  TEN ENT -- as tenants by the entireties

                  JT TEN  -- as joint tenants with right of
                             survivorship and not as tenants in
                             common

                  UNIF GIFT MIN ACT--__________Custodian_________
                                       (Cust)            (Minor)

                        Under Uniform Gifts to Minors Act

                        _________________________________
                               (State)

                  Additional abbreviations may also be used though not in the above list.

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
         Identifying Number of Assignee:

________________________________________________________________________________

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________ attorney to transfer said Security on the Security Register of the Company, with full power of substitution in the premises.

Dated: ______________________              _____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of
                                           this Security in every particular,
                                           without alteration or enlargement
                                           or any change whatever.

                                    GUARANTEE

                                       OF

                          MELLON FINANCIAL CORPORATION

                  For value received, Mellon Financial Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Guarantor"), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of (and premium, if any) and interest on said Security, when and as the same shall become due and payable, whether at maturity, by acceleration or redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Mellon Funding Corporation or any successor thereto (the "Company") punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption or otherwise, and as if such payment were made by the Company.

                  The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Security or said Indenture, any failure to enforce the provisions of said Security or said Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of said Security or the Trustee under said Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal, and premium, if any, and interest on said Security and the complete performance of all other obligations contained in said Security.

                  The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities issued under said Indenture shall have been paid in full.

                  Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

                  Claims under the Guarantee are, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on said Security shall have been signed manually by or on behalf of the Trustee under said Indenture.

                  This Guarantee shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania, and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except as otherwise required by mandatory provisions of law.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal.

                                           MELLON FINANCIAL CORPORATION

                                           By:   /S/ MICHAEL A. BRYSON
                                              Name:  Michael A. Bryson
                                              Title: Executive Vice
                                                     President & Chief
                                                     Financial Officer
Attest:

/S/ CARL KRASIK

Name:  Carl Krasik
Title: Secretary

Dated: June 19, 2003